UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED—March 29, 2016

VG LIFE SCIENCES INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-26875 (Commission File Number)	33-0814123 (IRS Employer Identification Number)

121 Gray Avenue, Suite 200

Santa Barbara, CA 93101

(Address of Principal Executive offices)

(805) 879-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

John Tynan, the Company’s President, CEO and director, shall be resigning effective April 1, 2016. Mr Tynan does not receive cash compensation for his services as an executive officer and director of our Company. Mr. Tynan receives equity-based compensation for his services. He is a managing member of MedBridge Venture Fund, LLC, or MVF, through Wild Harp Holdings, LLC, an entity which he controls. Mr. Tynan has directed that equity-based compensation for his management services pursuant to the MVF agreement should be issued in the name of his designee, MVF. As of the effective date of his resignation, all compensation owed for his services shall be paid in full to MVF.

David Odell, the Company’s CFO and director, shall be resigning effective April 1, 2016. Mr. Odell does not receive cash compensation for his services as an executive officer and director of our Company. He is a managing member of MVF, through DW Odell Company, LLC, an entity which he controls. Mr. Odell receives equity-based compensation for his services. Mr. Odell has directed that equity-based compensation for his management services pursuant to the MVF agreement should be issued in the name of his designee, MVF. As of the effective date of his resignation, all compensation owed for his services shall be paid in full to MVF.

Effective as of April 1, 2016, the Company’s Chief Operating Officer, Jill Deering, shall be resigning. Effective as of April 1, 2016, the Company’s Controller, Mr. Caleb Rhoads, shall be resigning. As of the effective date of their respective resignations, all compensation owed to Mrs. Deering and Mr. Rhoads for their services has been paid in full.

As of April 1, 2016, the Company’s new CEO and CFO shall be Haig Keledjian, who was previously serving as Vice President of Research and Development and Secretary for the Company. Mr. Keledjian shall continue to serve as Vice President of Research and Development and Secretary, in addition to serving as CEO and CFO, for the Company. Mr. Keledjian shall also serve as director for the Company. The terms of Mr. Keledjian’s compensation shall be as follows:

Effective April 1, 2016, the Company shall enter into a one-year employment agreement with Haig Keledjian. The terms of the employment provides for an annual base salary of $195,000 for Mr. Keledjian. The employment agreement also provides for the award of 5,000 stock option grants annually to Mr. Keledjian. The exercise price for the options is based upon the volume weighted average price, or VWAP, 20 days after the grant date. All option awards are fully vested on grant, expire in December 2018, and allow for cashless exercise.

The employment agreement provides Mr. Keledjian with certain one-year severance benefits in the event the Company terminates him without cause, as such term is defined in the employment agreement. Mr. Keledjian shall be compensated by the Company through a single sum payment due within 30 days after such termination in an amount equal to the annual Salary in effect as of the date of termination and payable in cash or, at Mr. Keledjian election, in stock, and the minimum number of all options that would be due to Employee during the Initial Term had the Agreement not been terminated or, in the case of a subsequent one-year extension, the Annual Option due for that year, provided that the exercise price of all such options shall be determined using the VWAP as of the effective date of termination. In the event Mr. Keledjian is terminated by the Company in the event of "good reason," as such term is defined in the employment agreement, or for any other reason, no severance benefits are owed to Mr. Keledjian.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VG LIFE SCIENCES, INC.

Date: March 29, 2016	By: /s/ John Tynan
Name: John Tynan
Title: Chief Executive Officer